UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 18, 2021

Commission File Number:  001-35300

UBIQUITI INC.
(Exact name of registrant as specified in its charter.)

Delaware
(State or other jurisdiction of incorporation or organization)
33-0097377
(IRS Employer Identification No.)

685 Third Avenue, 27th Floor, New York, New York 10017
(Address of principal executive offices)

(646) 780-7958
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class
Common Stock, $0.001 par value per share
Trading Symbol(s)
UI
Name of exchange on which registered
New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2021, Michael E. Hurlston notified Ubiquiti Inc. (the "Company") of his decision to resign from the Company's board of directors (the "Ubiquiti Board"), effective as of August 3, 2021. Mr. Hurlston currently serves as the chairman of the Compensation Committee and as a member of both the Audit Committee and the Nominating and Corporate Governance Committee, and Mr. Hurlston intends to continue serving on the Ubiquiti Board and the foregoing committees in the same capacity as he currently serves until August 3, 2021.

Mr. Hurlston is the President and CEO and a director of Synaptics Incorporated and serves on the board of directors of Flex Ltd. ("Flex") and the Ubiquiti Board. He has informed us that he is resigning from the Ubiquiti Board at the request of the Flex board of directors, addressing the concerns of certain Flex stockholders with respect to the "overboarding" policies of the proxy advisory firm Glass Lewis & Co., which recommends a vote against directors who are sitting CEOs of publicly traded companies and sit on more than one public company board besides their own.

For the avoidance of doubt, Mr. Hurlston has informed us that his decision to resign from the Ubiquiti Board is not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBIQUITI INC.

Date:   June 21, 2021
By:	/s/ Robert J. Pera

Name: Robert J. Pera
Title: Chief Executive Officer